EXHIBIT 23.2

CONSENT OF
CMB PARTNERSHIP
CHARTERED ACCOUNTANTS
AND REGISTERED AUDITORS

We hereby consent to the inclusion in this Registration Statement on Form SB-2 (Registration No. 333-116512) and in the related Prospectus, of our reports dated October 29, 2003 and November 23, 2004 relating to the financial statements of CQ Systems Ltd. for the years ended March 31, 2003 and March 31, 2004. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

CMB Parntnership
Chartered Accountants and Registered Auditors
Surrey, United Kingdom
Date: March 23, 2005